Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Corporate Office Properties Trust of our report dated May 20, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Corporate Office Properties Trust’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
May 20, 2010